Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Reports Robust Clinical Data and Strong 2014

Financial Results

Development Highlights: 2 Near-term NDA’s and 2 Potential Blockbusters

•	SPI-2012, a novel long-acting GCSF, demonstrated non-inferiority to pegfilgrastim at the 135 µg/kg dose (p= 0.002), and superiority at the 270 µg/kg dose (p= 0.023) in a randomized Phase 2 Study. Phase 3 protocols are being finalized following productive meetings with regulatory agencies in the US and Europe.

•	Poziotinib, a novel pan-HER inhibitor, showed promising Phase 1 data (ORR= 60%) in heavily pretreated breast cancer patients who had failed multiple other HER2-directed therapies.

•	Captisol-Enabled™ Melphalan, a propylene-glycol free formulation with improved stability, accepted for NDA review by FDA with a PDUFA action date of October 23, 2015.

•	Apaziquone, a potent tumor-activated pro-drug for non-muscle invasive bladder cancer, showed statistically significant results in a post-hoc subgroup analysis of two Phase 3 studies (p=0.001); Company plans NDA submission this year.

Financial Highlights: Strong Growth in Sales and Non-GAAP Earnings

•	Total product sales for the year ended December 31, 2014 were $186.5 million, a 30% increase year over year.

•	Total product sales for the three months ended December 31, 2014 were $51.7 million.

•	Non-GAAP diluted EPS was $0.09, and GAAP EPS was ($0.05) during the three months ended December 31, 2014.

HENDERSON, Nevada – March 13, 2015 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, announced today financial results for the three-month period and year ended December 31, 2014.

“2014 was a strong year of revenue and non-GAAP earnings growth, and we now have one of the strongest pipelines in Spectrum’s history,” said Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals. “SPI-2012, our lead drug being investigated for the treatment of neutropenia targets a blockbuster market and has shown impressive Phase 2 data which we are sharing at our Analyst Day today. We have recently acquired Poziotinib, a novel Pan-HER inhibitor that has shown promising efficacy in breast cancer patients who had failed multiple HER2 agents

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI in Phase 1 studies. We believe this drug has the potential to be best in class. Further, we expect an FDA decision on our next hematology drug CE-Melphalan in October, and we expect to file an NDA for Apaziquone later this year. I am excited about the tremendous progress at Spectrum which has positioned us well for long-term growth.”

Three-Month Period Ended December 31, 2014 (All numbers are approximate)

GAAP Results

Total revenues were $51.9 million and product sales were $51.7 million in the fourth quarter of 2014. Total revenue increased 25% from $41.5 million in the fourth quarter of 2013, while product sales increased 28% from $40.5 million in the fourth quarter of 2013.

Product sales in the fourth quarter included: FUSILEV® (levoleucovorin) net sales of $30 million, FOLOTYN® (pralatrexate injection) net sales of $12.2 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $5 million, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.6 million and BELEODAQ® (belinostat) for Injection nets sales of $2.9 million.

Spectrum recorded net loss of $3.0 million, or ($0.05) per basic and diluted share in the three-month period ended December 31, 2014, compared to net loss of $39.4 million, or ($0.63) per basic and diluted share in the comparable period in 2013. Total research and development expenses were $14.4 million in the quarter, as compared to $10.8 million in the same period in 2013. Selling, general and administrative expenses were $24.5 million in the quarter, compared to $25.7 million in the same period in 2013.

Non-GAAP Results

Spectrum recorded non-GAAP net income of $7.5 million, or $0.12 per basic share and $0.09 per diluted share in the three-month period ended December 31, 2014, compared to non-GAAP net income of $3.5 million, or $0.06 per basic share and $0.05 per diluted share in the comparable period in 2013. Non-GAAP research and development adjustments were $0.4 million, as compared to $0.5 million in the same period of 2013. Non-GAAP selling, general and administrative adjustments were $3.1 million, as compared to $4.3 million in the same period in 2013.

Twelve-Month Period Ended December 31, 2014 (All numbers are Approximate)

GAAP Results

Consolidated revenue of $186.8 million for the twelve-month period ending December 31, 2014 was comprised of product sales of $186.5 million and $0.3 million from license fees and service revenue.

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

Product sales in 2014 were comprised of: FUSILEV® sales of $105.6 million, FOLOTYN® sales of $47.5 million, ZEVALIN® sales of $22.2 million, Marqibo® sales of $6.3 million and BELEODAQ® sales of $4.9 million.

The Company recorded net loss of $45.7 million, or ($0.71) per basic and diluted share in the twelve-month period ended December 31, 2014, compared to net loss of $62.1 million, or ($1.02) per basic and diluted share in 2013. Total research and development expenses were $69.7 million in 2014, as compared to $46.7 million in 2013. Selling, general and administrative expenses were $97.4 million in 2014, compared to $99.3 million in 2013.The Company had cash and equivalents and marketable securities of an aggregate $133.2 million as of December 31, 2014.

Non-GAAP Results

The Company recorded non-GAAP net income of $21.4 million, or $0.33 per basic share and $0.27 per diluted share in the twelve-month period ended December 31, 2014, compared to net loss of $5.6 million, or ($0.09) per basic and diluted share in the same period in 2013. Non-GAAP research and development adjustments were $19.6 million, as compared to $2.1 million in the same period of 2013. Non-GAAP selling, general and administrative adjustments were $12.5 million, as compared to $19.3 million in the same period of 2013.

Development Highlights

SPI-2012: a novel, biologic GCSF that could expand treatment options

•	A Phase 2 randomized study demonstrated SPI-2012 to be non-inferior to pegfilgrastim at the 135 µg/kg dose (0.44 versus 0.31 days, respectively; p= 0.002), and superior at the 270 µg/kg dose (0.03 versus 0.31 days, respectively, p= 0.023) based on the primary endpoint, Mean Duration of Severe Neutropenia (DSN).

•	All SPI-2012 doses showed acceptable safety profile with no significant dose-related or unexpected toxicities, and AE incidences were comparable to pegfilgrastim; there was a low incidence of immunogenicity.

•	Company plans two randomized, active controlled Phase 3 studies of SPI-2012 versus pegfilgrastim in patients with breast cancer, one in North America and one international, with a primary endpoint of DSN; study start-up is ongoing.

Poziotinib: an oral, irreversible, pan-HER inhibitor under development with best in class potential

•	Poziotinib shows targeted activity to HER1 (EGFR), HER2, HER4, and receptor mutations including EGFR T790M in vitro.

•	In vitro data demonstrates the superior activity of poziotinib to neratinib and afatinib in several HER2 positive cell lines (SK-Br-3- IC50s: 1.0 versus 2.0 and 16.0 nM, respectively; MDA-MB-175- IC50s: 0.1 versus 2.5 and 2.4 nM, respectively; MDA-MB-453 (PIK3CA mutant)- IC50s: 5.4 versus 17.8 and 92.4 nM, respectively).

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

•	Poziotinib has promising Phase 1 data in heavily pretreated breast cancer patients who had failed other HER2-directed therapies with an Overall Response Rate (ORR) of 60% (n=10), and activity in other solid tumors.

•	Poziotinib showed an acceptable safety profile in Phase 1 with a treatment duration > 3 months in 42.9% of patients, > 6 months in 22.2%, and > 12 months in 7.9% patients (n=63).

•	Additional Phase 2 studies are ongoing in multiple tumor types.

Captisol-enabled Melphalan: a new melphalan formulation with improved stability

•	Captisol-enabled Melphalan (Propylene Glycol-Free) 505(b)(2) NDA accepted for review with a PDUFA action date of October 23, 2015.

•	Proposed labeling includes current IV melphalan indication for palliative treatment of patients with multiple myeloma (MM), for whom oral therapy is not appropriate, and also an additional indication as a high-dose conditioning treatment prior to hematopoietic progenitor (stem) cell transplantation in patients with MM.

•	Phase 2 data met the primary endpoint of bioequivalence for this new formulation to Alkeran® (melphalan hydrochloride) for Injection. High-dose therapy with CE-Melphalan (200 mg/m2) was associated with promising efficacy (ORR = 95%, Complete Response Rate = 31%; Very Good Partial Response Rate or better in 74% of patients), successful myeloablation, and engraftment following HSCT.

•	Safety profile comparable to IV melphalan with no unexpected toxicities, and a low incidence of Grade 3 mucositis (13%); and no Grade 4 mucositis.

Apaziquone: a tumor-activated pro-drug; potentially 1st new drug for NMIBC in >40 years

•	Adjuvant use of apaziquone for immediate intravesical instillation following transuretheral resection (TUR) of non-muscle invasive bladder cancer (NMIBC) demonstrate a high response rate of marker lesions (69%) with nearly 50% of patients remaining tumor-free after 18 months in Phase 1/Phase 2 studies.

•	Reanalysis of data from two completed randomized, placebo-controlled Phase 3 studies demonstrates a lower 2 year recurrence rate with apaziquone compared to placebo in the intent-to-treat (ITT) Population (Study 1 (n=802): 36.9% versus 42.2%, respectively, p= 0.130; Study 2 (n=812): 40.0% versus 46.1%, respectively, p= 0.082).

•	Statistically significant differences in 2 year recurrence rates shown in the subgroup of ITT patients receiving apaziquone 30 to 90 minutes post-TUR (Study 1 (n=141): 24.4% versus 40.7%, respectively, p= 0.040; Study 2 (n=152): 32.9% versus 51.3%, respectively, p= 0.022) likely due to less post-TUR bleeding.

•	Integrated analyses of the two Phase 3 studies also demonstrate statistically significant differences in 2 year recurrence rates for apaziquone versus placebo in both the overall TaG1G2 Population (n=1,146; 38.8% versus 45.5%, respectively, p= 0.022) and in the combined subgroup analysis (n=217; 28.2% versus 50.0%, respectively, p= 0.001).

•	The drug is well tolerated with no systemic toxicities.

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

•	An NDA submission for apaziquone based on the completed studies is planned for this year.

•	A new Phase 3 study in NMIBC is planned that will specifically focus on the administration of apaziquone to all patients in the 31 to 90 minute window post-TUR, and will also include a second intravesical administration 8 days later.

Conference Call

Friday, March 13, 2015 @ 10:00 a.m. Eastern/7:00 a.m. Pacific

Domestic:	(877) 837-3910, Conference ID# 82077760
International:	(973) 796-5077, Conference ID# 82077760

This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceuticals’ website: www.sppirx.com on March 13, 2015 at 10:00 a.m. Eastern/7:00 a.m. Pacific.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market five oncology drugs— FUSILEV® (levoleucovorin) for Injection in the U.S.; FOLOTYN® (pralatrexate injection), also marketed in the U.S.; ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use, for which the Company has worldwide marketing rights; MARQIBO® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion, for which the Company has worldwide marketing rights and BELEODAQ® (belinostat) for Injection in the U.S.. Spectrum’s strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

About Captisol-Enabled Melphalan

Captisol-Enabled, Propylene Glycol -free Melphalan is a novel intravenous formulation of melphalan being investigated for the multiple myeloma transplant setting, for which it has been granted an Orphan Drug Designation by the FDA. This formulation eliminates the need to use propylene glycol containing custom diluent, which has been reported to cause renal and cardiac side effects, which in turn limit the ability to deliver higher doses of therapeutic compounds. The use of the Captisol® technology to reformulate melphalan also improves its stability and is anticipated to allow for slower infusion rates and longer administration durations, potentially enabling clinicians to safely achieve a higher dose intensity for pre-transplant chemotherapy.

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

About Captisol®

Captisol is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Captisol was invented and initially developed by scientists in the laboratories of Dr. Valentino Stella at the University of Kansas’ Higuchi Biosciences Center for specific use in drug development and formulation. This unique technology has enabled six FDA-approved products, including Onyx Pharmaceuticals’ Kyprolis®, Baxter International’s Nexterone® and Merck’s NOXAFIL IV. There are also more than 30 Captisol-enabled products currently in clinical development.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include, but are not limited to, statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, and BELEODAQ® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2015 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product sales, net	$51,670	$40,479	$186,537	$143,475
License fees and service revenue	191	1,039	293	12,379

Total revenues	$51,861	$41,518	$186,830	$155,854

Operating expenses:
Cost of product sales (excludes amortization of intangible assets)	8,073	6,309	27,037	28,580
Selling, general and administrative	24,485	25,714	97,412	99,315
Research and development	14,410	10,760	69,662	46,670
Amortization and impairment of intangible assets	6,525	5,245	24,288	20,074

Total operating expenses	53,493	48,028	218,399	194,639

(Loss) from operations	(1,632)	(6,510)	(31,569)	(38,785)
Interest expense	(2,180)	(650)	(8,584)	(2,192)
Change in fair value of contingent consideration related to acquisition	2,897	2,871	987	2,871
Other (expense) income, net	(2,129)	666	(4,367)	1,470

Loss before income taxes	(3,044)	(3,623)	(43,533)	(36,636)
(Provision) benefit for income taxes	68	(35,749)	(2,186)	(25,498)

Net loss	$(2,976)	$(39,372)	$(45,719)	$(62,134)

Net loss per share:
Basic	$(0.05)	$(0.63)	$(0.71)	$(1.02)

Diluted	$(0.05)	$(0.63)	$(0.71)	$(1.02)

Weighted average shares outstanding:
Basic	65,054,236	62,851,660	64,708,163	60,729,128

Diluted	65,054,236	62,851,660	64,708,163	60,729,128

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(In thousands, expect per share amounts)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and equivalents	$129,942	$156,306
Marketable securities	3,306	3,471
Accounts receivable, net of allowance for doubtful accounts of $120 and $206, respectively	70,758	49,483
Other Receivables	5,489	7,539
Inventories	9,200	13,519
Prepaid expenses and other current assets	3,774	3,213
Deferred income taxes	—	1,659

Total current assets	222,469	235,190
Property and equipment, net	1,405	1,535
Intangible assets, net	230,100	231,352
Goodwill	18,195	18,501
Deferred tax assets	—	—
Other assets	17,864	12,577

Total assets	$490,033	$499,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued obligations	$84,994	$79,837
Accrued payroll and related expenses	8,444	6,872
Deferred revenue	9,959	156
Drug development liability	1,141	3,119
Acquisition related contingent obligations	4,901	—

Total current liabilities	109,439	89,984
Drug development liability, less current portion	14,644	14,623
Acquisition related contingent obligations	2,441	8,329
Deferred tax liability	6,569	7,168
Other long-term obligations	6,088	5,965
Convertible senior notes	96,298	91,480

Total liabilities	235,479	217,549
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized:
Series B junior participating preferred stock, $0.001 par value; 1,500,000 shares authorized; no shares issued and outstanding	—	—
Series E convertible voting preferred stock, $0.001 par value and $10,000 stated value; 2,000 shares authorized; 20 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively (convertible into 40,000 shares of common stock, with aggregate liquidation value of $240)	123	123
Common stock, $0.001 par value; 175,000,000 shares authorized; 65,969,699 and 64,104,173 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	66	64
Additional paid-in capital	538,553	518,144
Accumulated other comprehensive income	(850)	894
Accumulated deficit	(283,338)	(237,619)

Total stockholders’ equity	254,554	281,606

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$490,033	$499,155

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical and expected non-GAAP results. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
GAAP product sales & license and contract revenue	$51,861	$41,516	$186,830	$155,854
Non GAAP adjustments to product sales & license and contract revenue:	—	—	—	(7,608)

Total adjustments to product sales & license and contract revenues	—	—	—	(7,608)
Non-GAAP product sales & license and contract revenue	51,861	41,516	186,830	148,246

GAAP cost of product sales	8,073	6,309	27,037	28,580
Non-GAAP adjustments to cost of product sales	—	—	—	—

Non-GAAP cost of product sales	8,073	6,309	27,037	28,580

GAAP selling, general and administrative expenses	24,485	25,714	97,412	99,315
Non GAAP adjustments to SG&A:
Stock-based compensation	(2,831)	(3,667)	(10,054)	(10,762)
Shareholder lawsuit	(136)	(290)	(1,503)	(1,781)
Talon acquisition legal & professional fees	—	(67)	—	(3,444)
Reduction of Staff	—	(12)	—	(1,984)
Loan modification expense	—	—	—	(183)
Depreciation expense	(123)	(220)	(992)	(1,105)

Total adjustments to SG&A	(3,090)	(4,256)	(12,549)	(19,259)
Non-GAAP selling, general and administrative	21,395	21,458	84,863	80,056

GAAP research and development	14,410	10,760	69,662	46,670
Non-GAAP adjustments to R&D:
Stock-based compensation	(389)	(449)	(1,756)	(2,016)
Depreciation expense	(13)	(12)	(72)	(81)
TopoTarget milestone payment & stock issuance	—	—	(17,790)	—
Reduction in staff	—	(4)	—	(1,375)
Amendment of Mundipharma agreement resulting in write off of deferred payment contingency	—	—	—	2,431
Non-recurring payment related to co-development agreement	—	—	—	(1,100)

Total adjustments to R&D	(402)	(465)	(19,618)	(2,141)
Non-GAAP research and development	14,008	10,295	50,044	44,529

GAAP amortization of intangibles	6,525	5,245	24,288	20,074
Non-GAAP adjustments to amortization of intangibles:
Amortization	(6,525)	(5,245)	(24,288)	(20,074)

Total adjustments to amortization of intangibles	(6,525)	(5,245)	(24,288)	(20,074)
Non-GAAP amortization of intangibles	—	—	—	—

GAAP loss from operations	(1,632)	(6,512)	(31,569)	(38,784)
Non-GAAP adjustments to income from operations	10,017	9,966	56,455	33,866

Non-GAAP income (loss) from operations	8,385	3,454	24,886	(4,919)

GAAP other expense, net	(1,412)	2,887	(11,964)	2,149
Non-GAAP adjustments to other expense
Realized gain on TopoTarget shares	—	—	(2,219)	—
Loss on foreign currency exchange	2,186	—	6,824	—
Market-to-market of contingent consideration	(2,897)	(2,871)	(987)	(2,871)
Accretion of discount on 2018 Convertible Notes	1,261	—	4,818	—

Total adjustments to other expense, net	550	(2,871)	8,436	(2,871)

Non-GAAP other expense, net	(862)	16	(3,528)	(722)

GAAP (provision)/benefit for income taxes	68	(35,749)	(2,186)	(25,498)
Adjustment to (provision)/benefit for income taxes	(68)	35,749	2,186	25,498

Non-GAAP provision for income taxes	—	—	—	—

GAAP net loss	(2,976)	(39,374)	(45,719)	(62,134)
Non-GAAP adjustments	10,499	42,844	67,077	56,493

Non-GAAP net income	7,523	3,470	21,358	(5,641)

Non-GAAP income per share:
Basic	$0.12	$0.06	$0.33	$(0.09)

Diluted	$0.09	$0.05	$0.27	$(0.09)

Weighted average shares outstanding:
Basic	65,054,236	62,851,660	64,708,163	60,729,128

Diluted	79,354,398	68,211,929	79,268,282	60,729,128

11500 S. Eastern Ave., Ste. 240 — Henderson, Nevada 89052 — Tel: 702-835-6300 — Fax: 702-260-7405 — www.sppirx.com — NASDAQ: SPPI